UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2011

HALOZYME THERAPEUTICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Effective January 7, 2011, a subsidiary of Halozyme Therapeutics, Inc. (“Halozyme”), Halozyme, Inc., Baxter Healthcare Corporation (“BHC”) and Baxter Healthcare S.A. (“BHSA” and along with BHC, collectively, “Baxter”) agreed to terminate the following agreements, which related to the HYLENEX® product:
A.	the Amended and Restated Development and Supply Agreement dated February 13, 2007 (the “Development and Supply Agreement”),

B.	the Amended and Restated Exclusive Distribution Agreement dated February 13, 2007,

C.	the Amended and Restated Quality Agreement dated February 13, 2007, and

D.	the Enhanze™ License and Collaboration Agreement dated February 13, 2007.
In addition, within ninety (90) days, the parties agreed to endeavor in good faith to negotiate one or more definitive agreements setting forth the services to be provided by the respective parties during a transition period including, without limitation, Baxter’s manufacture of an interim supply of Standalone Product (as defined in the Development and Supply Agreement), all on mutually acceptable terms and conditions.
As previously disclosed, HYLENEX was voluntarily recalled in May 2010. The termination of these agreements does not affect the other relationships between the parties, including the application of Halozyme’s Enhanze Technology to Baxter’s GAMMAGARD LIQUID™, which are described more fully in Halozyme’s most recent report on Form 10-K and subsequent Forms 10-Q.
A copy of the Termination Agreement between Halozyme, Inc. and Baxter is attached to this Report as Exhibit 10.1 and is incorporated by reference herein. The above description is qualified in its entirety by reference to such exhibit.
Item 7.01 Regulation FD Disclosure.
Attached hereto as Exhibit 99.1, which is incorporated herein by reference, is a copy of certain slides used by Halozyme, in making an investor presentation and that are expected to be used in subsequent presentations to interested parties, including analysts and stockholders.
This information is being furnished pursuant to Item 7.01 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Halozyme, under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.
Please refer to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Item 8.01 Other Events.

Update on Ultrafast Insulin Program

Halozyme recently initiated an insulin pump study that utilizes its rHuPH20 hyaluronidase enzyme (PH20) combined with two commercially available mealtime insulin analogs: insulin aspart, the active ingredient in NovoLog®, and insulin glulisine, the active ingredient in Apidra®. Patients with type 1 diabetes enrolled in these pump studies will receive the insulin analog alone and the Analog-PH20 combination for three days each. Data for pharmacokinetic and glucodynamic measures as well as safety and tolerability will be collected and compared for each treatment.

Halozyme’s two Phase 2 Analog-PH20 treatment studies, one in type 1 diabetes patients and the other in type 2 patients, have completed patient enrollment with approximately 110 patients in each study.

Additional information about these trials can be found at clinicaltrials.gov.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Termination Agreement between Halozyme Inc., Baxter Healthcare Corporation and Baxter Healthcare S.A., effective as of January 7, 2011.

99.1	Halozyme Therapeutics, Inc. Investor Presentation, dated January 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

January 10, 2011

By: /s/ Kurt A. Gustafson
Kurt A. Gustafson
Vice President and Chief Financial Officer